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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Friendly Ice Cream Corporation 2003 Incentive Plan of our report dated February 14, 2003, with respect to the consolidated financial statements and schedule of Friendly Ice Cream Corporation included in the Annual Report (Form 10-K) for the year ended December 29, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
June 23, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS